Exhibit 99.1

Aptiv Reports Record Fourth Quarter Financial Results

DUBLIN - Aptiv PLC (NYSE: APTV), a global technology company focused on making mobility safer, greener and more connected, today reported fourth quarter 2020 U.S. GAAP earnings of $1.04 per diluted share. Excluding special items, fourth quarter earnings totaled $1.13 per diluted share.

Fourth Quarter Highlights Include:
•U.S. GAAP revenue of $4.2 billion, an increase of 17%
◦Revenue increased 14% adjusted for currency exchange, commodity movements and divestitures
•U.S. GAAP net income of $283 million, diluted earnings per share of $1.04
◦Excluding special items, diluted earnings per share of $1.13
•U.S. GAAP operating income margin of 10.6%, operating income of $446 million
◦Adjusted Operating Income margin of 11.3%; Adjusted Operating Income of $476 million; Adjusted EBITDA of $678 million
•Generated $799 million of cash from operations

Full Year 2020 Highlights Include:
•U.S. GAAP revenue of $13.1 billion, a decrease of 9%
◦Revenue decreased 9% adjusted for currency exchange, commodity movements and divestitures; largely resulting from volume declines associated with the adverse impacts of the COVID-19 pandemic
•U.S. GAAP net income of $1,769 million, diluted earnings per share of $6.66; which includes a gain of $5.32 per diluted share resulting from the completion of the Motional autonomous driving joint venture in the first quarter
◦Excluding special items, diluted earnings per share of $1.94
•U.S. GAAP operating income of $2,118 million; which includes a gain of $1,434 million resulting from the completion of the Motional autonomous driving joint venture in the first quarter
◦Adjusted Operating Income margin of 6.6%; Adjusted Operating Income of $867 million; Adjusted EBITDA of $1,621 million
•Generated $1,413 million of cash from operations

“Last year was a year like no other. Despite the industry declines caused by the COVID-19 pandemic, Aptiv delivered strong performance, validating the strength of our portfolio of market relevant technologies aligned to the safe, green and connected megatrends, resulting in over $13 billion of revenue and 10 points of growth over market in 2020,” said Kevin Clark, president and chief executive officer. “Throughout the pandemic, Aptiv kept our most important asset – our people – safe, and we were able to continue innovating and delivering for our customers. As the economic recovery takes hold, Aptiv is enabling our customers to thrive – facilitating the accelerating transition to an electrified, software-defined vehicle. We solve some of the industry’s toughest challenges, creating exceptional value for customers, which in turn generates best-in-class, sustainable returns for shareholders. In 2021, even as the industry braces for continued pandemic-related challenges, our relentless focus on execution positions Aptiv for continued outperformance.”

Fourth Quarter 2020 Results
For the three months ended December 31, 2020, the Company reported U.S. GAAP revenue of $4.2 billion, an increase of 17% from the prior year period, despite global vehicle production growth of 2% (1% on an Aptiv weighted market basis, which represents global vehicle production weighted to the geographic regions in which the Company generates its revenue, “AWM”) over the same period. Adjusted for currency exchange, commodity movements and divestitures, revenue increased by 14% in the fourth quarter. This reflects growth of 20% in Europe, 11% in North America, 10% in Asia, which includes 9% in China, and 37% in South America, our smallest region.
The Company reported fourth quarter 2020 U.S. GAAP net income of $283 million and earnings of $1.04 per diluted share, compared to $230 million and $0.90 per diluted share in the prior year period. Fourth quarter Adjusted Net Income, a non-GAAP financial measure defined below, totaled $319 million, or $1.13 per diluted share, which includes losses of approximately $0.16 from the performance of the Motional joint venture and $0.05 from the dilutive impacts of the Company’s preferred shares, compared to $296 million, or $1.15 per diluted share, in the prior year period.
Fourth quarter Adjusted Operating Income, a non-GAAP financial measure defined below, was $476 million, compared to $388 million in the prior year period. Adjusted Operating Income margin was 11.3%, compared to 10.8% in the prior year period, reflecting continued stabilization and recovery of global production levels and above-market sales growth, as well as the absence of the prior period impacts of the GM North American labor strike. Depreciation and amortization expense totaled $208 million, an increase from $178 million in the prior year period.
Interest expense for the fourth quarter totaled $39 million, as compared to $41 million in the prior year period.
Tax expense in the fourth quarter of 2020 was $55 million, resulting in an effective tax rate of approximately 13%. Tax expense in the fourth quarter of 2019 was $30 million, resulting in an effective tax rate of approximately 11%.
The Company generated net cash flow from operating activities of $799 million in fourth quarter, compared to $703 million in the prior year period.

Full Year 2020 Results
For the year ended December 31, 2020, the Company reported U.S. GAAP revenue of $13.1 billion, a decrease of 9% from the prior year, which includes volume declines of 7% primarily resulting from the impacts of the COVID-19 pandemic in the first half of 2020, which also resulted in global vehicle production declines of 16% (19%

on an AWM basis) over the same period. Adjusted for currency exchange, commodity movements and divestitures, revenue decreased by 9% during the year. This reflects declines of 17% in North America, 7% in Europe and 3% in South America, our smallest region, partially offset by growth of 1% in Asia, which includes 3% in China.
For full year 2020, the Company reported U.S. GAAP net income of $1,769 million and earnings of $6.66 per diluted share, compared to $990 million and $3.85 per diluted share in the prior year. Full year 2020 Adjusted Net Income totaled $525 million, or $1.94 per diluted share, which includes losses of approximately $0.36 from the performance of the Motional joint venture, compared to $1,236 million, or $4.80 per diluted share, in the prior year.
The Company reported Adjusted Operating Income of $867 million for full year 2020, compared to $1,548 million in the prior year. Adjusted Operating Income margin was 6.6% for full year 2020, compared to 10.8% in the prior year, primarily as a result of the adverse impacts of the COVID-19 pandemic, which primarily affected Aptiv in the first half of 2020, and included declines in global vehicle production and consumer demand, work stoppages, disruptions to our supply chain and other adverse global economic impacts, particularly those resulting from temporary governmental “lock-down” orders for all non-essential activities. Depreciation and amortization expense totaled $764 million, an increase from $717 million in the prior year, resulting from increases related to our acquisitions and capital investments.
Interest expense for full year 2020 totaled $164 million, as compared to $164 million in the prior year.
Tax expense for full year 2020 was $49 million, resulting in an effective tax rate of approximately 3%. Tax expense for full year 2019 was $132 million, resulting in an effective tax rate of approximately 12%.
The Company generated net cash flow from operating activities of $1,413 million in 2020, compared to $1,624 million in the prior year. As of December 31, 2020, the Company had cash and cash equivalents of $2.8 billion and total available liquidity of $5.2 billion.
Reconciliations of Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are provided in the attached supplemental schedules.

Full Year 2021 Outlook
The Company’s full year 2021 financial guidance is as follows:

(in millions, except per share amounts)	Full Year 2021
Net sales	$15,125 - $15,725
Adjusted EBITDA	$2,325 - $2,475
Adjusted EBITDA margin	15.4% - 15.7%
Adjusted operating income	$1,540 - $1,690
Adjusted operating income margin	10.2% - 10.7%
Adjusted net income per share (1)	$3.35 - $3.85
Cash flow from operations	$1,850
Capital expenditures	$750
Adjusted effective tax rate	12%
(1) The Company’s full year 2021 financial guidance includes $0.85 per diluted share for the anticipated equity losses to be recognized by Aptiv from the performance of the Motional autonomous driving joint venture.

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:00 a.m. (ET) today, which is accessible by dialing 888.394.8218 (US domestic) or 646.828.8193 (international) or through a webcast at ir.aptiv.com. The conference ID number is 5690538. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company’s website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Aptiv’s financial results which are not presented in accordance with GAAP. Specifically, Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Revenue Growth represents the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements and divestitures. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, restructuring, other acquisition and portfolio project costs, asset impairments, gains (losses) on business divestitures and other transactions and deferred compensation related to acquisitions. Other acquisition and portfolio project costs include costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales. Adjusted EBITDA represents net income before depreciation and amortization (including asset impairments), interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, restructuring and other special items.
Adjusted Net Income represents net income attributable to Aptiv before restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the Adjusted Weighted Average Number of Diluted Shares Outstanding for the period. The Adjusted Weighted Average Number of Diluted Shares Outstanding assumes the application of the if-converted method of share dilution, if not already applied for U.S. GAAP purposes of calculating the weighted average number of diluted shares outstanding. Cash Flow Before Financing represents cash provided by operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of other significant businesses.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.

Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Aptiv
Aptiv is a global technology company that develops safer, greener and more connected solutions enabling the future of mobility. Visit aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events, certain investments and acquisitions and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

# # #

APTIV PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(in millions, except per share amounts)
Net sales	$4,212	$3,596	$13,066	$14,357
Operating expenses:
Cost of sales	3,433	2,909	11,126	11,711
Selling, general and administrative	278	298	976	1,076
Amortization	37	35	144	146
Restructuring	18	30	136	148
Gain on autonomous driving joint venture	—	—	(1,434)	—
Total operating expenses	3,766	3,272	10,948	13,081
Operating income	446	324	2,118	1,276
Interest expense	(39)	(41)	(164)	(164)
Other income (expense), net	6	(15)	—	14
Income before income taxes and equity (loss) income	413	268	1,954	1,126
Income tax expense	(55)	(30)	(49)	(132)
Income before equity (loss) income	358	238	1,905	994
Equity (loss) income, net of tax	(43)	3	(83)	15
Net income	315	241	1,822	1,009
Net income attributable to noncontrolling interest	16	11	18	19
Net income attributable to Aptiv	299	230	1,804	990
Mandatory Convertible Preferred Share dividends	(16)	—	(35)	—
Net income attributable to ordinary shareholders	$283	$230	$1,769	$990

Diluted net income per share:
Diluted net income per share attributable to ordinary shareholders	$1.04	$0.90	$6.66	$3.85
Weighted average number of diluted shares outstanding	270.91	256.36	270.70	257.39

APTIV PLC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2020	December 31, 2019

	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$2,821	$412
Restricted cash	32	16
Accounts receivable, net	2,812	2,569
Inventories	1,297	1,286
Other current assets	503	504
Assets held for sale	—	532
Total current assets	7,465	5,319
Long-term assets:
Property, net	3,301	3,309
Operating lease right-of-use assets	380	413
Investments in affiliates	2,011	106
Intangible assets, net	1,091	1,186
Goodwill	2,580	2,407
Other long-term assets	694	719
Total long-term assets	10,057	8,140
Total assets	$17,522	$13,459
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$90	$393
Accounts payable	2,571	2,463
Accrued liabilities	1,385	1,155
Liabilities held for sale	—	43
Total current liabilities	4,046	4,054
Long-term liabilities:
Long-term debt	4,011	3,971
Pension benefit obligations	525	483
Long-term operating lease liabilities	300	329
Other long-term liabilities	540	611
Total long-term liabilities	5,376	5,394
Total liabilities	9,422	9,448
Commitments and contingencies
Total Aptiv shareholders’ equity	7,905	3,819
Noncontrolling interest	195	192
Total shareholders’ equity	8,100	4,011
Total liabilities and shareholders’ equity	$17,522	$13,459

APTIV PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
	2020	2019
	(in millions)
Cash flows from operating activities:
Net income	$1,822	$1,009
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	764	717
Restructuring expense, net of cash paid	(15)	29
Deferred income taxes	(52)	(33)
Loss (income) from equity method investments, net of dividends received	92	(6)
Loss on modification of debt	4	—
Loss on extinguishment of debt	—	6
Gain on autonomous driving joint venture	(1,434)	—
Other, net	110	115
Changes in operating assets and liabilities:
Accounts receivable, net	(243)	(74)
Inventories	(8)	8
Accounts payable	186	133
Other, net	220	(242)
Pension contributions	(33)	(38)
Net cash provided by operating activities	1,413	1,624
Cash flows from investing activities:
Capital expenditures	(584)	(781)
Proceeds from sale of property / investments	10	14
Cost of business acquisitions, net of cash acquired	(49)	(334)
Cost of technology investments	(2)	(10)
Settlement of derivatives	(1)	—
Net cash used in investing activities	(626)	(1,111)
Cash flows from financing activities:
(Decrease) increase in other short and long-term debt, net	(411)	55
Repayment of senior notes	—	(654)
Proceeds from issuance of senior notes, net of issuance costs	—	641
Fees related to modification of debt agreements	(18)	—
Proceeds from the public offering of ordinary shares, net of issuance costs	1,115	—
Proceeds from the public offering of preferred shares, net of issuance costs	1,115	—
Dividend payments of consolidated affiliates to minority shareholders	(10)	(11)
Repurchase of ordinary shares	(57)	(420)
Distribution of Mandatory Convertible Preferred Share cash dividends	(32)	—
Distribution of ordinary share cash dividends	(56)	(226)
Taxes withheld and paid on employees’ restricted share awards	(33)	(34)
Net cash provided by (used in) financing activities	1,613	(649)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	24	(3)
Increase (decrease) in cash, cash equivalents and restricted cash	2,424	(139)
Cash, cash equivalents and restricted cash at beginning of the year	429	568
Cash, cash equivalents and restricted cash at end of the year	$2,853	$429

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended			Year Ended
	December 31,			December 31,
	2020	2019	%	2020	2019	%
	(in millions)			(in millions)
Net Sales
Signal and Power Solutions	$3,101	$2,571	21%	$9,522	$10,302	(8)%
Advanced Safety and User Experience	1,121	1,034	8%	3,573	4,092	(13)%
Eliminations and Other (a)	(10)	(9)		(29)	(37)
Net Sales	$4,212	$3,596		$13,066	$14,357

Adjusted Operating Income
Signal and Power Solutions	$358	$304	18%	$762	$1,274	(40)%
Advanced Safety and User Experience	118	84	40%	105	274	(62)%
Eliminations and Other (a)	—	—		—	—
Adjusted Operating Income	$476	$388		$867	$1,548

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to ordinary shareholders for the three months and years ended December 31, 2020 and 2019:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(in millions, except per share data)
Weighted average ordinary shares outstanding, basic	270.03	255.31	263.43	256.81
Dilutive shares related to RSUs	0.88	1.05	0.44	0.58
Weighted average MCPS Converted Shares	—	—	6.83	—
Weighted average ordinary shares outstanding, including dilutive shares	270.91	256.36	270.70	257.39
Net income per share attributable to ordinary shareholders:
Basic	$1.05	$0.90	$6.72	$3.85
Diluted	$1.04	$0.90	$6.66	$3.85

APTIV PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Revenue Growth,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Net Income Per Share” and “Cash Flow Before Financing.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Revenue Growth: Adjusted Revenue Growth is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Revenue Growth in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Revenue Growth is defined as the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements and divestitures and other transactions. Not all companies use identical calculations of Adjusted Revenue Growth, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Three Months Ended December 31, 2020

Reported net sales % change	17%
Less: foreign currency exchange and commodities	3%
Less: divestitures and other, net	—%
Adjusted revenue growth	14%

Year Ended December 31, 2020

Reported net sales % change	(9)%
Less: foreign currency exchange and commodities	—%
Less: divestitures and other, net	—%
Adjusted revenue growth	(9)%

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating income margin represents Operating income as a percentage of net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of net sales.

Consolidated Adjusted Operating Income
	Three Months Ended				Year Ended
	December 31,				December 31,
	2020		2019		2020		2019
	($ in millions)
	$	Margin	$	Margin	$	Margin	$	Margin
Net income attributable to Aptiv	$299		$230		$1,804		$990
Interest expense	39		41		164		164
Other (income) expense, net	(6)		15		—		(14)
Income tax expense	55		30		49		132
Equity loss (income), net of tax	43		(3)		83		(15)
Net income attributable to noncontrolling interest	16		11		18		19
Operating income	446	10.6%	324	9.0%	2,118	16.2%	1,276	8.9%
Restructuring	18		30		136		148
Other acquisition and portfolio project costs	4		26		23		71
Asset impairments	6		—		10		11
Deferred compensation related to acquisitions	2		8		14		42
Gain on business divestitures and other transactions	—		—		(1,434)		—
Adjusted operating income	$476	11.3%	$388	10.8%	$867	6.6%	$1,548	10.8%

Segment Adjusted Operating Income
(in millions)
Three Months Ended December 31, 2020	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$354	$92	$—	$446
Restructuring	2	16	—	18
Other acquisition and portfolio project costs	2	2	—	4
Asset impairments	—	6	—	6
Deferred compensation related to acquisitions	—	2	—	2
Adjusted operating income	$358	$118	$—	$476

Depreciation and amortization (a)	$157	$51	$—	$208

Three Months Ended December 31, 2019	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$273	$51	$—	$324
Restructuring	16	14	—	30
Other acquisition and portfolio project costs	15	11	—	26
Deferred compensation related to acquisitions	—	8	—	8
Adjusted operating income	$304	$84	$—	$388

Depreciation and amortization (a)	$137	$41	$—	$178

Year Ended December 31, 2020	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$656	$1,462	$—	$2,118
Restructuring	90	46	—	136
Other acquisition and portfolio project costs	12	11	—	23
Asset impairments	4	6	—	10
Deferred compensation related to acquisitions	—	14	—	14
Gain on business divestitures and other transactions	—	(1,434)	—	(1,434)
Adjusted operating income	$762	$105	$—	$867

Depreciation and amortization (a)	$588	$176	$—	$764

Year Ended December 31, 2019	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$1,124	$152	$—	$1,276
Restructuring	104	44	—	148
Other acquisition and portfolio project costs	44	27	—	71
Asset impairments	2	9	—	11
Deferred compensation related to acquisitions	—	42	—	42
Adjusted operating income	$1,274	$274	$—	$1,548

Depreciation and amortization (a)	$538	$179	$—	$717

(a) Includes asset impairments.

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted EBITDA in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted EBITDA is defined as net income before depreciation and amortization (including asset impairment), interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted EBITDA, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(in millions)
Net income attributable to Aptiv	$299	$230	$1,804	$990
Interest expense	39	41	164	164
Other (income) expense, net	(6)	15	—	(14)
Income tax expense	55	30	49	132
Equity loss (income), net of tax	43	(3)	83	(15)
Net income attributable to noncontrolling interest	16	11	18	19
Operating income	446	324	2,118	1,276
Depreciation and amortization	208	178	764	717
EBITDA	$654	$502	$2,882	$1,993
Restructuring	18	30	136	148
Other acquisition and portfolio project costs	4	26	23	71
Deferred compensation related to acquisitions	2	8	14	42
Gain on business divestitures and other transactions	—	—	(1,434)	—
Adjusted EBITDA	$678	$566	$1,621	$2,254

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Aptiv before restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the Adjusted Weighted Average Number of Diluted Shares Outstanding, as reconciled below, for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(in millions, except per share amounts)
Net income attributable to ordinary shareholders	$283	$230	$1,769	$990
Mandatory Convertible Preferred Share dividends	16	—	35	—
Net income attributable to Aptiv	299	230	1,804	990
Adjusting items:
Restructuring	18	30	136	148
Other acquisition and portfolio project costs	4	26	23	71
Asset impairments	6	—	10	11
Deferred compensation related to acquisitions	2	8	14	42
Gain on business divestitures and other transactions	—	—	(1,434)	—
Debt modification costs	—	—	4	—
Debt extinguishment costs	—	—	—	6
Transaction and related costs associated with acquisitions	—	5	—	5
Gain on changes in fair value of equity investments	(10)	—	(10)	(19)
Tax impact of adjusting items (a)	—	(3)	(22)	(18)
Adjusted net income attributable to Aptiv	$319	$296	$525	$1,236

Adjusted weighted average number of diluted shares outstanding (b)	283.28	256.36	270.70	257.39
Diluted net income per share attributable to Aptiv	$1.04	$0.90	$6.66	$3.85
Adjusted net income per share	$1.13	$1.15	$1.94	$4.80

(a)	Represents the income tax impacts of the adjustments made for restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.
(b)
In June 2020, the Company issued $1,150 million in aggregate liquidation preference of 5.50% Mandatory Convertible Preferred Shares (the “MCPS”) and received proceeds of $1,115 million, after deducting expenses and the underwriters’ discount of $35 million. Dividends on the MCPS are payable on a cumulative basis at an annual rate of 5.50% on the liquidation preference of $100 per share. Unless earlier converted, each share of MCPS will automatically convert on June 15, 2023 into between 1.0754 and 1.3173 shares of Aptiv’s ordinary shares, subject to further anti-dilution adjustments. For purposes of calculating Adjusted Net Income Per Share, the Company has excluded the anticipated MCPS cash dividends and assumed the “if-converted” method of share dilution (the incremental ordinary shares deemed outstanding applying the “if-converted” method of calculating share dilution are referred to as the “Weighted average MCPS Converted Shares” in the following table). The Adjusted Weighted Average Number of Diluted Shares Outstanding calculated below, assumes the conversion of all 11.5 million MCPS and issuance of the underlying ordinary shares applying the “if-converted” method (method already applied for U.S. GAAP purposes of calculating the weighted average number of diluted shares outstanding for the year ended December 31, 2020) on a weighted average outstanding basis for all periods subsequent to issuance of the MCPS. We believe that using the “if-converted” method provides additional insight to investors on the potential impact of the MCPS once they are converted into ordinary shares no later than June 15, 2023.

Adjusted Weighted Average Number of Diluted Shares Outstanding:
	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(in millions)
Weighted average number of diluted shares outstanding	270.91	256.36	270.70	257.39
Weighted average MCPS Converted Shares	12.37	—	—	—
Adjusted weighted average number of diluted shares outstanding	283.28	256.36	270.70	257.39

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company’s liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company’s core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of other significant businesses. Not all companies use identical calculations of Cash Flow Before Financing, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(in millions)
Cash flows from operating activities:
Net income	$315	$241	$1,822	$1,009
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	208	178	764	717
Restructuring expense, net of cash paid	(15)	(2)	(15)	29
Working capital	70	322	(65)	67
Pension contributions	(10)	(8)	(33)	(38)
Gain on autonomous driving joint venture	—	—	(1,434)	—
Other, net	231	(28)	374	(160)
Net cash provided by operating activities	799	703	1,413	1,624

Cash flows from investing activities:
Capital expenditures	(95)	(162)	(584)	(781)
Cost of business acquisitions and other transactions, net of cash acquired	—	(311)	(49)	(334)
Cost of technology investments	(1)	(6)	(2)	(10)
Settlement of derivatives	(2)	(1)	(1)	—
Other, net	4	1	10	14
Net cash used in investing activities	(94)	(479)	(626)	(1,111)

Adjusting items:
Adjustment for the cost of business acquisitions and other transactions, net of cash acquired	—	311	49	334
Cash flow before financing	$705	$535	$836	$847

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company’s financial guidance to the most comparable forward-looking GAAP measure is as follows:

	Estimated Full Year
	2021 (1)

	($ in millions)
Adjusted Operating Income	$	Margin (2)
Net income attributable to Aptiv	$917
Interest expense	154
Other expense, net	29
Income tax expense	166
Equity loss, net of tax	223
Net income attributable to noncontrolling interest	15
Operating income	1,504	9.8%
Restructuring	95
Other acquisition and portfolio project costs	16
Adjusted operating income	$1,615	10.5%

Adjusted EBITDA
Net income attributable to Aptiv	$917
Interest expense	154
Other expense, net	29
Income tax expense	166
Equity loss, net of tax	223
Net income attributable to noncontrolling interest	15
Operating income	1,504
Depreciation and amortization	785
EBITDA	$2,289	14.8%
Restructuring	95
Other acquisition and portfolio project costs	16
Adjusted EBITDA	$2,400	15.6%

(1)	Prepared at the estimated mid-point of the Company’s financial guidance range.
(2)	Represents operating income, Adjusted Operating Income, EBITDA and Adjusted EBITDA, respectively, as a percentage of estimated net sales.

Estimated Full Year
2021 (1)

Adjusted Net Income Per Share	($ and shares in millions, except per share amounts)
Net income attributable to ordinary shareholders	$854
Mandatory Convertible Preferred Share dividends	63
Net income attributable to Aptiv	917
Adjusting items:
Restructuring	95
Other acquisition and portfolio project costs	16
Tax impact of adjusting items	(7)
Adjusted net income attributable to Aptiv	$1,021

Adjusted weighted average number of diluted shares outstanding	283.59
Diluted net income per share attributable to Aptiv	$3.23
Adjusted net income per share	$3.60

(1)	Prepared at the estimated mid-point of the Company’s financial guidance range.

Investor Contact:
Elena Rosman
+1.917.994.3934
elena.rosman@aptiv.com

Media Contact:
Sarah McKinney
+1.617.603.7946
sarah.mckinney@aptiv.com